                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                January 16, 2001


Network Appliance, Inc.
495 East Java Drive
Sunnyvale, CA 94089

        Re: Network Appliance, Inc. - Registration Statement for Offering of an Aggregate of 255,341 Shares of Common Stock

Dear Ladies and Gentlemen:

             We have acted as counsel to Network Appliance, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of
(a) 15,003 shares of the Company's common stock reserved for issuance under the WebManage Technologies, Inc. 1997 Stock Option Plan as assumed by the Company (the "1997 Plan"), (b) 74,050 shares of the Company's common stock reserved for issuance under the WebManage Technologies, Inc. 1999 Stock Option Plan as assumed by the Company (the "1999 Plan") and (c) 166,288 shares of the Company's common stock reserved for issuance under the WebManage Technologies, Inc. 2000 Stock Incentive Plan as assumed by the Company (the "2000 Plan")

             This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

             We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the assumption of the 1997 Plan, the 1999 Plan, and the 2000 Plan and the options outstanding thereunder in connection with the Company's acquisition of WebManage Technologies, Inc. Based on such review, we are of the opinion that if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements for the outstanding options assumed under the 1997 Plan, the 1999 Plan, and the 2000 Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

             We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

             This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the 1997 Plan, the 1999 Plan, the 2000 Plan or the shares of the Company's common stock issuable under such plans.


                                      Very truly yours,

                                      /s/ Brobeck, Phleger & Harrison LLP

                                      BROBECK, PHLEGER & HARRISON LLP